PRESS RELEASE – FOR IMMEDIATE RELEASE

June 3, 2009

SHRINK NANOTECHNOLOGIES ACQUIRES ACCLAIMED
NANOTECHNOLOGY BUSINESS FOR $9,000,000

Shrink Nanotechnologies To Commercialize Nanotech Device Platform and Manufacture Diagnostic Polystyrene Devices For Drug Discovery, DNA Research, Immunological and Environmental Testing Assays and Other Devices Based On Metal-Enhanced Fluorescence Nanostructures

Carlsbad, California – Shrink Technologies, Inc. (“Shrink Technologies”), a California corporation, has agreed to be acquired in a stock-for-stock transaction by Shrink Nanotechnologies, Inc. (OTCBB: AUIO – News).  The transaction closed on May 29, 2009, and as a result, Shrink Technologies, Inc., a California corporation, is now a wholly owned subsidiary of Shrink Nanotechnologies, Inc. (“Shrink”), a Delaware corporation.  The transaction purchase price was just under US $9,000,000 and called for Shrink to issue 8,888,888 Shrink common shares, 50 Series C Preferred shares and to add one new person to the Shrink Board of Directors.  The closing price of Shrink’s stock on the date of the acquisition was $1.01 per share.  Shrink has applied for a new trading symbol with FINRA and expects to trade under a new symbol in the coming weeks.

Commenting on the acquisition, Shrink CEO Mark L. Baum stated, “We are pleased to have concluded the transaction to acquire Shrink Technologies, a company with a very promising portfolio of licensed technologies which we believe will be impactful in a number of fast growing multi-billion dollar markets.  We also welcome to Shrink, a team of world class scientists and technology innovators from some of our Nation’s most prestigious academic institutions.  Together, we will continue the vision of Dr. Michelle Khine as we aggressively seek to commercialize devices engineered from an innovative manufacturing, prototyping and nano-technology development platform called the Shrink Chip Manufacturing Solution.”

“The most impressive aspect of the technology we have purchased has been the initial testing results we have seen for our metal-enhanced fluorescence (“MEF”) applications.  In simple terms, our MEF technology is a marriage of our rapid prototyping methods with cutting-edge advancements in metal-fluorescence enhanced immunoassays.  The mission of our MEF Solutions Group is to develop devices based on our patent-pending technologies to significantly enhance existing platforms across a broad spectrum of product categories.”

“Shrink’s MEF applications employ metal-based nanostructures created through Shrink’s patent-pending processes in conjunction with standard fluorescence methods to radically enhance the ability of a diagnostic assay to detect interactions at a level of sensitivity which we believe is unparalleled.  In essence, many of the potentially exciting interactions that are unable to be seen by today’s methods can be visualized by this new MEF technology.  This has broad implications in the fields of drug discovery, environmental sensing, medical diagnostics and beyond.”

“One important use we believe is in the drug discovery industry.  The drug discovery process often involves the screening of hundreds of thousands of compounds for highly specific interactions.  Only compounds that display high specificity are further investigated for potential therapeutic benefit.  With current methods, drug companies are limited by the level of sensitivity of screening assays to detect interactions, thereby excluding potentially groundbreaking drug candidates that escape detection.  Shrink’s MEF technology, which can be integrated into existing market-leading diagnostic systems, has the potential to identify these missed drug interactions, allowing the drug companies to explore the therapeutic benefit of these candidates.”

“Shrink’s MEF technology can be directed towards clinical diagnostic applications as well.  Clinical diagnostic assays are at the frontline for disease diagnosis and treatment.  Doctors rely on clinical lab results to detect the early onset of disease which better ensures the efficacy of proposed treatments.  However, many diseases are undetectable by current diagnostic methods at onset, often times preceding symptoms and other signs.  This is why the healthcare industry has placed such a heavy emphasis on screening and early detection; those patients that are diagnosed earlier more often than not do better than patients that are diagnosed at later stages.  With Shrink’s MEF technology coupled with next generation diagnostic assays, earlier and more specific detection is be possible.  Instead of treating diseases, doctors can focus on preventing them, thereby saving billions of healthcare-related costs and increasing patient’s quality of life and morbidity.”

“We have only begun to touch on the uses for the technologies we have purchased.  Beyond diagnostics, our team of product engineers has created prototype products for a number of applications including stem cell research and development tools and custom microfluidic chip prototyping systems.  We believe the flexible “wrinkled” substrates we make have the ability to make solar cells more efficient “traps” for light, and our engineers are developing biodegradable plastic lattices for the creation of organ and nerve tissue.”

“We believe the next chapter in the history of diagnostic technologies has begun.  We live in a country that has reset its priorities and has concluded that science and research and development of new and innovative science can make a difference in the lives of our people and can be a significant part of how our country provides global leadership in the coming century.  We are inspired by our opportunities and by our national priorities, and we intend to continue to research develop our technologies and products, and to use our vast and growing network of academic and industry contacts to review new products and technologies that may compliment our existing portfolio as we execute on the mission and vision of our new company.”

About Shrink Nanotechnologies, Inc.

Shrink represents the first start-up company from the University of California Merced, and brings together leading scientists, business advisors and an executive team that is dedicated to bringing its exclusively licensed technology to the commercial marketplace.  Shrink solutions, including its substrates, devices and research tools are being designed to not only mechanically effective in the solar energy, environmental detection, stem cell and biotechnology markets, they are also being made from biodegradable materials, including corn-based plastics.

Shrink has created the Shrink Chip Manufacturing Solution™ which utilizes the unique characteristics of Shrink Chips™.  Made from a shrinkable thermo-plastic material, Shrink Chips™ enable complex structures to be designed at the macro-scale, while retaining the original designs on a much smaller scale.  Shrink’s applications can be designed and prototyped in a few hours and in a cost-effective manner versus conventional methods utilizing silicon or other materials that require costly fabrication equipment and labor intensive processes. Shrink creates features retract uniformly, to a fraction of the original size. Because the patterned features “shrink,” Shrink devices do not require high-resolution printing which is otherwise necessary to achieve such fine features. This flexible and elegant design and fabrication solution reduces costs by eliminating the need for expensive clean room equipment and vastly improves time-to-market for products in Shrink’s focused market segments.

More information about Shrink may be found at www.ShrinkNano.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, including statements about the markets for and uses of products described in this press release and other technologies which Shrink Nanotechnologies, Inc. seeks to commercialize.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including unanticipated delays in the completion of the commercialization of Shrink Nanotechnologies, Inc.’s products and the market appetite for Shrink’s services. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Shrink Nanotechnologies, Inc.
Mark L. Baum, Esq., 760-804-8844 x205
mark@shrinknano.com